Exhibit 10.1

SECOND AMENDMENT TO 2007 AGREEMENT

This Second Amendment (this “Second Amendment”) relating to Section 7 of the 2007 Agreement by and between A. Schulman, Inc. (the “Corporation”) and a group of investors led by Barington Capital Group, L.P. (collectively, the “Barington Group”) dated as of November 15, 2007 (the “2007 Agreement”), as amended by the First Amendment to the 2007 Agreement (the “First Amendment”) (collectively, the “Agreement”), is hereby made as of this 1st day of June, 2009 by the Corporation and the Barington Group.

WHEREAS, on November 15, 2007, the Corporation entered into the 2007 Agreement with the Barington Group in order to avoid a proxy contest at the 2007 Annual Meeting of Stockholders;

WHEREAS, as of October 10, 2008, the Corporation entered into the First Amendment with the Barington Group in order to change the membership of the Special Committee of the Corporation’s Board of Directors;

WHEREAS, the Corporation and the Barington Group now desire to amend Section 7 of the 2007 Agreement to provide for the formation of a Strategic Committee of the Corporation’s Board of Directors; and

WHEREAS, pursuant to Section 13 of the Agreement, James A. Mitarotonda has been irrevocably appointed as attorney-in-fact and representative for all members of the Barington Group, and has full power and authority to execute this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Amendment of Section 7 of the Agreement. Section 7 of the Agreement is hereby amended and restated to read (in its entirety) as follows:

“Concurrently with the execution of this Agreement, the Board shall establish a strategic committee of the Board (the “Strategic Committee”) under the charter attached hereto as Exhibit I. The initial members of the Strategic Committee shall consist of John B. Yasinsky, Michael A. McManus, Jr., Howard R. Curd, Lee D. Meyer and Mitarotonda, and the Company’s Chief Executive Officer serving as a nonvoting member (with Mr. Curd serving as Chairman). From and after the establishment of the Strategic Committee, it shall be governed by the Board and shall function as a regular committee of the Corporation pursuant to Article III, Section 10 of the By Laws of the Corporation.”

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized signatories of the parties as of the date hereof.

A. SCHULMAN, INC.

By:/s/ Joseph M. Gingo
Name: Joseph M. Gingo
Title: Chairman, President and Chief Executive Officer

BARINGTON REPRESENTATIVE

By:/s/ James A. Mitarotonda
Name: James A. Mitarotonda